UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

Bitwise Bitcoin ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41902	83-6613214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Montgomery Street, Suite 200
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 707-3663

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Bitwise Bitcoin ETF Shares	BITB	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On August 26, 2024, Bitwise Bitcoin ETF (the “Bitwise Trust”), Bitwise Investment Advisers, LLC, the sponsor of the Bitwise Trust (the “Bitwise”), Osprey Bitcoin Trust (the “Osprey Trust”) and Osprey Funds, LLC, the sponsor of the Osprey Trust (“Osprey”, and collectively, the “Parties”), entered into an Asset Purchase and Contribution Agreement (the “APA”). Pursuant to the APA, the Osprey Trust will sell all its owned bitcoin (the “Purchased Bitcoin”) to the Bitwise Trust in exchange for shares of beneficial interest (the “Consideration Shares”) of the Bitwise Trust. The Purchased Bitcoin will be valued at a per bitcoin price based on the CME CF Bitcoin Reference Rate – New York Variant. The Consideration Shares will be valued in accordance with the procedures set forth in the Bitwise Trust’s Registration Statement on Form S-1 (File. No. 333-260235) to establish its net asset value.

As a condition to closing the transactions contemplated by the APA, the Osprey Trust will adopt a Plan of Dissolution and Liquidation that provides for the dissolution and liquidation of the Osprey Trust following the sale of its bitcoin to the Bitwise Trust. After providing for the payment or discharge of all liabilities and obligations of the Osprey Trust, the Osprey Trust will distribute the remaining Consideration Shares to its Unitholders in a liquidating distribution.

Bitwise expects the transaction contemplated by the APA to close in the fourth quarter of 2024. The APA contains customary representations, warranties and covenants, and provides for customary indemnification obligations by the Parties. The closing of the transaction contemplated by the APA is subject to customary closing conditions, including that the Consideration Shares be registered with the Securities and Exchange Commission pursuant to an effective Registration Statement.

The foregoing is a summary of the APA only, and is subject to, and qualified in its entirety by, the provisions of the APA, a copy of which is expected to be filed as an exhibit to the Registration Statement for the Consideration Shares.

Item 7.01 Regulation FD Disclosure

On August 27, 2024, the Parties issued a joint press release announcing the execution of the APA and the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release, date August 27, 2024, issued by the Sponsor

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitwise Investment Advisers, LLC, as Sponsor of Bitwise Bitcoin ETF

Date:	August 30, 2024	By:	/s/ Hunter Horsley

By: Hunter Horsley
President (Principal Executive Officer)

* The registrant is a trust and the persons are signing in their capacities as officers or directors of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.